EXHIBIT 99.1

170 South Warner Road
Wayne, Pennsylvania 19087

Telephone: 610.995.1700
Fax: 610.975.4365

Press Release

FOR IMMEDIATE RELEASE

Contact: Donna M. Coughey, CEO
Joseph T. Crowley, CFO

Telephone:  610-995-1700

WILLOW GROVE BANCORP, INC.  ANNOUNCES

FOURTH QUARTER DIVIDEND

Wayne, Pennsylvania — July 31, 2006 - Willow Grove Bancorp, Inc. (the “Company”) (Nasdaq/NMS: WGBC), the holding company for Willow Grove Bank (the “Bank”), announced that its Board of Directors declared a quarterly cash dividend of $0.12 on each share of common stock of the Company.

The dividend is payable August 25, 2006, to shareholders of record at the close of business on August 11, 2006.

About Willow Grove Bank:

Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered savings bank. Willow Grove Bank was founded in 1909 and operates 28 branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, Maple Glen, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster (two), Willow Grove, Downingtown, Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale, Wayne and West Chester, Pennsylvania.

Additional information is available at: www.willowgrovebank.com.